CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Balanced Fund, John Hancock Large Cap Value Fund, and John Hancock Sovereign Investors Fund (three of the funds comprising the John Hancock Investment Trust) in the John Hancock Equity Funds Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Balanced Fund Class A, Class B, and Class C Shares Statement of Additional Information, the John Hancock Large Cap Value Fund Class A, Class B, and Class C Shares Statement of Additional Information, and the John Hancock Sovereign Investors Fund Class A, Class B, and Class C Shares Statement of Additional Information and to the inclusion in Post-Effective Amendment No. 90 to the Registration Statement (Form N-1A, No. 2-10156) of our reports dated February 9, 2001 on the financial statements and financial highlights of John Hancock Balanced Fund, John Hancock Large Cap Value Fund, and John Hancock Sovereign Investors Fund.


                                                      /s/ERNST & YOUNG LLP
                                                      --------------------


Boston, Massachusetts
June 21, 2001